UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

In connection with the completion of the previously announced acquisition by Farmland Partners Inc. (the “Company”) of approximately 22,100 acres of farmland in Illinois on March 2, 2016 (the “Acquisition”), as described below under Item 2.01 of this Current Report on Form 8-K, the Company entered into the agreements described below.

Partnership Agreement Amendment

On March 2, 2016, Farmland Partners OP GP, LLC, a wholly owned subsidiary of the Company and the sole general partner of Farmland Partners Operating Partnership, L.P. (the “Operating Partnership”), entered into Amendment No.1 (the “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Operating Partnership in order to provide for the issuance, and the designation of the terms and conditions, of newly classified Series A preferred units of limited partnership interest in the Operating Partnership (the “Preferred Units”). Under the Amendment, among other things, each Preferred Unit has a $1,000 liquidation preference and is entitled to receive cumulative preferential cash distributions at a rate of 3.00% per annum of the $1,000 liquidation preference, which is payable annually in arrears on January 15 of each year or the next succeeding business day.

On or after March 2, 2026, the tenth anniversary of the closing of the Acquisition (the “Conversion Right Date”), holders of the Preferred Units have the right to convert each Preferred Unit into a number of Class A common units of limited partnership interest in the Operating Partnership (“OP Units”) equal to (i) the $1,000 liquidation preference plus all accumulated and unpaid distributions, divided by (ii) the volume-weighted average price per share of the Company’s common stock (“Common Stock”) for the 20 trading days immediately preceding the applicable conversion date. All OP Units received upon conversion may be immediately tendered for redemption for cash or, at the Company’s option, for shares of Common Stock on a one-for-one basis, subject to the terms and conditions set forth in the Partnership Agreement. Prior to the Conversion Right Date, the Preferred Units may not be tendered for redemption by the Holder.

On or after March 2, 2021, the fifth anniversary of the closing of the Acquisition, but prior to the Conversion Right Date, the Operating Partnership has the right to redeem some or all of the Preferred Units, at any time and from time to time, for cash in an amount per unit equal to the $1,000 liquidation preference plus all accumulated and unpaid distributions.

In the event of a Termination Transaction (as defined in the Partnership Agreement) prior to conversion, holders of the Preferred Units generally have the right to receive the same consideration as holders of OP Units and Common Stock, on an as-converted basis.

Holders of the Preferred Units have no voting rights except with respect to (i) the issuance of partnership units of the Operating Partnership senior to the Preferred Units as to the right to receive distributions and upon liquidation, dissolution or winding up of the Operating Partnership, (ii) the issuance of additional Preferred Units and (iii) amendments to the Partnership Agreement that materially and adversely affect the rights or benefits of the holders of the Preferred Units.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of the Amendment, a copy of which is filed as filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Security Holders Agreement

In connection with the Acquisition, on March 2, 2016, the Company entered into a security holders agreement (the “Security Holders Agreement”) with the Sellers (as defined below) in order to establish various arrangements with respect to the governance of the Company and rights of the Sellers.

Pursuant to the terms of the Security Holders Agreement, within 30 days of the closing of the Acquisition, and as long as the Sellers collectively maintain ownership of at least 10% of the then-outstanding shares of Common

Stock (on a fully diluted basis taking into account all outstanding OP Units), Gerald R. Forsythe, as representative of the Sellers, is entitled to nominate one director to the Company’s board of directors (the “Board”).

Pursuant to the Security Holders Agreement, the Company also agreed to use its reasonable best efforts to file a registration statement, and to have such registration statement declared effective by the Securities and Exchange Commission (the “SEC”) no later than the first anniversary of the closing of the Acquisition, with respect to the resale of the shares of Common Stock that may be issued, at the Company’s election, upon the redemption of OP Units issued to the Sellers pursuant to the Contribution Agreement. Under the Security Holders Agreement, the Sellers also are entitled, subject to certain exceptions, to certain customary “piggyback” registration rights in connection with offerings by the Company or other stockholders.

In addition, the Security Holders Agreement contains certain customary standstill provisions that apply, in some instances, until the Sellers collectively own less than 10% of the then-outstanding shares of Common Stock and, in other instances, until the Sellers collectively own less than 5% of the then-outstanding shares of Common Stock, in each case on a fully diluted basis taking into account all outstanding OP Units.

The foregoing summary of the Security Holders Agreement does not purport to be complete and is qualified in its entirety by reference to the Security Holders Agreement, a copy of which is filed as filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Term Loan Agreement

On February 29, 2016, two wholly owned subsidiaries of the Operating Partnership (together, the “Borrower”) entered into a term loan agreement (the “Loan Agreement”) with MSD FPI Partners, LLC, an affiliate of MSD Partners, L.P. (the “Lender”), that provides for a loan of $53.0 million (the “Term Loan”), the proceeds of which were used primarily to fund the cash portion of the consideration for the Acquisition. The Company is currently in negotiations with certain lenders to provide long-term secured debt financing to repay the Term Loan at or prior to its maturity, but the Company can provide no assurances that it will be able to enter into such financing on favorable terms or at all.

The Term Loan matures on April 29, 2016, subject to three one-month extensions at the Borrower’s option, and is secured by first lien mortgages on the Property (as defined below). Interest on the Term Loan is payable in cash monthly and accrues at a rate of LIBOR plus 3.00% per annum. In addition, under the Loan Agreement, the Borrower paid an origination fee of 4.00% of the loan amount and is required to pay an extension fee of 1.00% of the loan amount for each one-month extension and a default fee of 2.00% of the loan amount if the Term Loan is not repaid at maturity. The Borrower may prepay the Term Loan, subject to paying the Lender any LIBOR brokerage costs.

In connection with the Term Loan, on February 29, 2016, the Company and the Operating Partnership entered into a guaranty (the “Guaranty”) whereby the Company and the Operating Partnership jointly and severally agreed unconditionally to guarantee all of the Borrower’s obligations under the Term Loan.

The Loan Agreement contains a number of customary affirmative and negative covenants, including: (i) the use of proceeds of the Term Loan must be used in connection with the Acquisition and (ii) the Borrower is generally restricted from incurring any additional indebtedness.

The Guaranty contains a number of customary affirmative and negative covenants, as well as financial covenants, including: (i) a maximum leverage ratio of not more than 60%; (ii) a minimum fixed charge coverage ratio of 1.50 to 1.00 as of the end of any fiscal quarter; (iii) a minimum tangible net worth; (iv) a general restriction on incurring additional indebtedness subject to certain exceptions, including indebtedness for property acquisitions of up to $6.0 million; (v) a restriction on investments in excess of $10.0 million in the aggregate without the prior written consent of the Lender subject to certain limited exceptions; and (vi) a restriction on modifying terms of the Preferred Units.

The Loan Agreement includes certain customary events of default, including a cross-default provision related to other outstanding indebtedness of the Company and the Operating Partnership, the occurrence of any of which, after any applicable cure period, would permit the Lender, among other things, to accelerate payment of all amounts outstanding under the Term Loan and to exercise its remedies with respect to the pledged collateral, including foreclosure and sale of the Property.

Item 2.01.                                        Completion of an Acquisition or Disposition of Assets.

On March 2, 2016, the Company completed the previously announced acquisition of approximately 22,100 acres of farmland in Illinois (the “Property”) from unrelated third parties (the “Sellers”) for total consideration of $197,000,000, which was comprised of (a) $50,000,000 in cash, (b)  2,608,695 OP Units valued at $11.50 per OP Unit and (c) 117,000 Preferred Units, the terms of which are described above in Item 1.01 of this Current Report on Form 8-K under the heading “Partnership Agreement Amendment.”

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Term Loan Agreement” is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2016, Michael N. Christodolou informed the Board of his resignation as a member of the Board, effective immediately. Mr. Christodolou’s resignation was due to his desire to devote more time to his other business interests and was not the result of any disagreements with the Company. The Company intends to fill the vacancy created by Mr. Christodolou’s resignation with the person designated by Mr. Forsythe pursuant to the Security Holders Agreement.

Item 9.01.                                        Financial Statements and Exhibits

(a)                                 Financial Statements of Business Acquired

The required financial statements for the acquired real estate will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this initial Current Report was required to be filed.

(b)                                 Unaudited Pro Forma Financial Information

The required pro forma financial statements for the acquired properties will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this initial Current Report was required to be filed.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Second Amended and Restated Partnership Agreement of Farmland Partners Operating Partnership, LP, dated as of March 2, 2016.

10.2

Security Holders Agreement, dated as of March 2, 2016, by and among the Farmland Partners Inc., Forsythe Family Farms, Inc., Gerald R. Forsythe, Forsythe-Fournier Farms, LLC, Forsythe-Fawcett Farms, LLC, Forsythe-Bernadette Farms, LLC, Forsythe Land Company, Forsythe Family Farms, L.P., Forsythe Family Farms II, L.P. and Forsythe-Breslow Farms, LLC.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, without limitation, statements regarding the ability to enter into long-term secured debt financing. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 3, 2015 and other filings the Company makes with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: March 3, 2016	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the Second Amended and Restated Partnership Agreement of Farmland Partners Operating Partnership, LP, dated as of March 2, 2016.

10.2

Security Holders Agreement, dated as of March 2, 2016, by and among the Farmland Partners Inc., Forsythe Family Farms, Inc., Gerald R. Forsythe, Forsythe-Fournier Farms, LLC, Forsythe-Fawcett Farms, LLC, Forsythe-Bernadette Farms, LLC, Forsythe Land Company, Forsythe Family Farms, L.P., Forsythe Family Farms II, L.P. and Forsythe-Breslow Farms, LLC.